                                                                   EXHIBIT 10.24

                                                           Execution Counterpart


                                AMENDMENT NO. 4
                            TO 1993 CREDIT AGREEMENT
                                                         As of December 30, 1995


     PEDIATRIX MEDICAL GROUP, Inc., a Florida corporation (the "Borrower"), the Related Entities of Pediatrix Medical Group, Inc. from time to time party hereto and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank") hereby agree as follows:

1. Reference to 1993 Credit Agreement: Definitions. Reference is made to the 1993 Credit Agreement dated as of September 30, 1993, as amended and in effect on the date hereof (the "Credit Agreement"), between the Borrower and the Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2. Amendments to Credit Agreement. Subject to all the terms and conditions hereof, the Credit Agreement is hereby amended (the Credit Agreement, as amended herein, is referred to herein as the "Amended Credit Agreement") as follows:

     2.1. Amendment to Section 1. Section 1 of the Credit Agreement is hereby amended by restating the following definitions so that they read in their entirety as follows:

""Applicable Rate" means, at any date, the sum of:

         (i) (a) with respect to each portion of the Loans subject to a Eurodollar Pricing Option, the sum of 2.25% plus the Eurodollar Rate with respect to such Eurodollar Pricing Option; and

                 (b) with respect to each other portion of the Loans, the Base Rate;

plus (ii) an additional 4% effective at all times after the occurrence of an Event of Default and until the earlier of such time as (a) such Event of Default shall have been waived in writing by the Bank or cured by the execution and delivery by the Bank of an amendment hereto specifically eliminating such Event of Default or (b) such Event of Default is no longer continuing or the condition that constituted such Event of Default no longer exists, provided that no change in the Applicable Rate as a result of the application of the clause (b) shall be construed as a waiver of or limitation on the Bank's rights under this Agreement or any other Credit Document or with respect to any of the Credit Obligations."

     2.2. Amendment to Section 1. The definition of "Banking Day" in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 ""Banking Day" means any day (other than Saturday or Sunday) on which banks are open to conduct business in Boston, Massachusetts and Fort Lauderdale, Florida and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York."

     2.3. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding immediately after the definition of "ERISA" definitions, to read in their entirety as follows:

                 ""Eurodollars" means deposits of coin or currency of the United States of America in a non-United States office or an international banking facility of the Bank.

                 "Eurodollar Basic Rate" means, for any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the portion of the Loans as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to such Eurodollar Interest Period are offered to the Bank by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by the Bank at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by the Bank shall, in the absence of manifest error, be conclusive)."

                 "Eurodollar Interest Period" means any period, selected as provided in Section 3.1A, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to
         Section 3.6, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Bank in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Bank shall, in the absence of manifest error, be conclusive.

                "Eurodollar Office" means such non-United States office or international banking facility of the Bank as the Bank may from time to time select.

                "Eurodollar Pricing Options" means the options granted pursuant to Section 3.lA to have the interest on any portion of the Loans computed on the basis of a Eurodollar Rate.

                "Eurodollar Rate" for any Eurodollar Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

                "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by the Bank against (i) 'Eurocurrency liabilities' as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, (ii) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Loans subject to Eurodollar Pricing Options is determined, (iii) the principal amount of or interest on any portion of the Loans subject to a Eurodollar Pricing Option or (iv) any other category of extensions of credit, or other assets, that includes loans subject to a Eurodollar Pricing Option by a non-United States office of the Bank to United States residents."

     2.4. New Definition. Section 1 of the Credit Agreement is hereby amended by adding immediately after the definition of "Financing Debt" a definition, to read in its entirety as follows:

                 ""Funding Liability" means (i) any Eurodollar deposit which was used (or deemed by Section 3.9 to have been used) to fund any portion of the Loans subject to a Eurodollar Pricing Option or (ii) any portion of the Loans subject to a Eurodollar Pricing Option funded (or deemed by Section 3.9 to have been funded) with the proceeds of any such Eurodollar deposit."

     2.5. New Definition. Section 1 of the Credit Agreement is hereby amended by adding immediately after the definition of "Investment" a definition, to read in its entirety as follows:

                "Legal Requirement" means any present or future requirement imposed upon the Bank or the Obligors by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing. Any such requirement imposed on the Bank not having the force of law shall be deemed to be a Legal Requirement if the Bank reasonably believes that compliance therewith is in the best interest of the Bank."

     2.6. Amendment to Section 2.1.1. Section 2.1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "2.1.1. Borrowing Requests. Revolving Loans will be made to the Borrower by the Bank under Section 2.1 on any Banking Day on or after the Effective Date and before the Final Maturity Date. Not later than noon (Boston time) on the requested Closing Date for any such loan (which shall be the third Banking Day prior to the Closing Date if any portion of such loan will be subject to a Eurodollar Pricing Option), the Borrower will give the Bank notice of its request (which may be given by a telephone call received by a lending Officer and promptly confirmed in writing), specifying the amount of the requested loan (not less than $50,000 and in an integral multiple of $10,000).

                 Notwithstanding anything contained in this Agreement, (i) the Bank may, in its sole discretion, make Revolving Loans to the Borrower under Section 2.1 at any time and in any amount and may apply any such Revolving Loan to cover the Credit Obligations of the Borrower then due and (ii) subject to all the terms and conditions of this Agreement and so long as no Default exists, if any payment of interest due under this Agreement in respect of any of the Revolving Loan, the Reserve Loan or the Mortgage Loan is not paid when due the Bank will make Revolving Loans to the Borrower under Section 2.1 on the third Banking Day after such payment of interest became due in the amount of the interest then due and will apply any such Revolving Loan to cover the interest then due (each Revolving Loan made under clauses (i) or (ii) of this paragraph being a "Credit Obligation Advance").

                 Each loan under Section 2.1 (other than a Credit Obligation Advance) will be made at the Boston Office by depositing the amount thereof to the general account of the Borrower with the Bank."

          2.7. Amendment to Section 2.1A.1. Section 2.1A.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "2.1A.1. Borrowing Requests. Reserve Loans will be made to the Borrower by the Bank under Section 2.1A on any Banking Day on or after the Reserve Line Effective Date and before the Final Maturity Date. Not later than noon (Boston time) on the requested Closing Date for any such loan (which shall be the third Banking Day prior to the Closing Date if any portion of such loan will be subject to a Eurodollar Pricing Option), the Borrower will give the Bank notice of its request (which may be given by a telephone call received by a Lending Officer and promptly confirmed in writing), specifying the amount of the requested loan (not less than $50,000 and in an integral multiple of $10,000).

                 Each loan under Section 2.1A will be made at the Boston Office by depositing the amount thereof to the general account of the Borrower with the Bank."

     2.8. Amendment to Section 3.1. Section 3.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "3.1. Interest. The Loans shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loans, the Borrower will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loans which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Borrower will pay the accrued and unpaid interest on the portion of the Loans which was subject to the Eurodollar Pricing Option which expired or terminated on such date. In the case of any Eurodollar Interest Period longer than three months, the Borrower will also pay the accrued and unpaid interest on the portion of the Loans subject to the Eurodollar Pricing Option having such Eurodollar Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such Eurodollar Interest Period. On the stated or any accelerated maturity of the Loans, the Borrower will pay all accrued and unpaid interest on the Loans, including any accrued and unpaid interest on any portion of the Loans which is subject to a Eurodollar Pricing Option. All payments of interest hereunder shall be made to the Bank."

     2.9. New Section 3.1A. Section 3 of the Credit Agreement is hereby amended by adding immediately before Section 3.2 a new Section to read in its entirety as follows:

                 "3.1A Eurodollar Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Borrower may from time to time, by irrevocable notice to the Bank actually received not less than two Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of the Loans as the Borrower may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. No such election shall become effective:

                          (i) if, prior to the commencement of any such
                 Eurodollar Interest Period, the Bank determines that (a) the electing or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement, (b) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (c) by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period or

                          (ii) if the Bank shall have determined (and shall
                 have subsequently confirmed in writing to the Borrower) that, after reasonable efforts to determine the availability of such Eurodollar deposits, the Bank reasonably anticipates that Eurodollar deposits in an amount equal to the portion of the Loans as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to the Bank at a rate of interest that does not exceed the anticipated Eurodollar Basic Rate."

     2.10. New Sections 3.5 through 3.10. Section 3 of the Credit Agreement is hereby amended by adding immediately after Section 3.4 new Sections to read in their entirety as follows:

                "3.5. Notice to the Borrower. Upon determination by the Bank of the Eurodollar Rate for such Eurodollar Interest Period or in the event no such election shall become effective, the Bank will promptly notify the Borrower (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective.

          3.6. Selection of Eurodollar Interest Periods. Eurodollar Interest Periods shall be selected so that:

                   (i) the minimum portion of the Loans subject to any Eurodollar Pricing Option shall be $500,000 and an integral multiple of $100,000;

                   (ii) no more than 6 Eurodollar Pricing Options shall be outstanding at any one time;

                   (iii) a portion of the Loans equal to or greater than the amount of the next mandatory prepayment required by Section 4.1.2 or 4.1A.2 shall not be subject to a Eurodollar Pricing Option on the date such mandatory prepayment is required to be made unless such Eurodollar Pricing Option is expiring on such date; and

                   (iv) no Eurodollar Interest Period with respect to any part of the Loans subject to a Eurodollar Pricing Option shall expire later than the Final Maturity Date.

          3.7. Additional Interest. If any portion of the Loans subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Borrower will pay to the Bank, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.7) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of the Loans so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (i) the rate applicable to such Eurodollar Pricing Option minus (ii) the rate of interest obtainable by the Bank upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each date in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (ii) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Bank of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.7, if any portion of the Loans which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in Section 3.lA, the Borrower shall be deemed to have terminated such Eurodollar Pricing Option.

            3.8. Violation of Legal Requirements. If any Legal Requirement shall prevent the Bank from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of the Loans subject to a Eurodollar Pricing Option, or otherwise from giving effect to the Bank's obligations as contemplated by Section 3.l A, (i) the Bank may by notice to the Borrower terminate all of the affected Eurodollar Pricing Options, (ii) the portion of the Loans subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (iii) the Borrower shall make any payment required by Section 3.7.

            3.9. Funding Procedure. The Bank may fund any portion of the Loans subject to a Eurodollar Pricing Option out of any funds available to the Bank. Regardless of the source of the funds actually used by the Bank to fund any portion of the Loans subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loans and the amounts payable under Sections 3.3, 3.7 and 3.10 shall be computed as if the Bank had actually funded such portion of the Loans through the purchase of deposits in such amount of the type by which the Eurodollar Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Bank having the same location as the applicable Eurodollar Office to one of the Bank's offices in the United States of America.

     3.10. Reserve Requirements. etc. If any Legal Requirement shall (i) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability, (ii) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability, or (iii) change the basis of taxation of Funding Liabilities (other than changes in the rate of taxes measured by the overall net income of the Bank) and the effect of any of the foregoing shall be to increase the cost to the Bank of issuing, making, funding or maintaining any portion of the Loans subject to a Eurodollar Pricing Option, to reduce the amounts received or receivable by the Bank under this Agreement or to require the Bank to make any payment or forego any amounts otherwise payable to the Bank under this Agreement, then, upon demand by the Bank, the Borrower shall immediately pay to the Bank such additional amounts as are from time to time specified by the Bank which shall be sufficient to compensate the Bank for such increased cost or such reduction, together with the interest at the highest Applicable Rate then in effect on each such amount from five Banking Days after the date demanded until payment in full thereof; provided, however, that the foregoing provisions shall not apply to any tax or to any reserves which are included in computing the Eurodollar Reserve Rate. The determination by the Bank of the amount of such costs shall, in the absence of manifest error, be conclusive."

     2.11. Amendment of Section 4.1.3. Section 4.1.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "4.1.3. Voluntary Prepayments of Revolving Loan. In addition to the prepayment required by Section 4.1.2, the Borrower may from time to time prepay all or any portion of the Revolving Loan, without penalty or premium of any type (except as provided in Section 3.7 with respect to the early termination of Eurodollar Pricing Options)."

     2.12. Amendment to Section 4.1.4. Section 4.1.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "4.1.4. Reborrowing: Application of Payments. The amounts of the Revolving Loan prepaid pursuant to Section 4.1.3 may be reborrowed from time to time prior to the Final Maturity Date in accordance with
         Section 2.1.  The amount of the Revolving Loan prepaid pursuant to
         Section 4.1.1 may not be reborrowed. All payments of principal hereunder shall be made to the Bank and shall be applied first to the portion of the Loans not then subject to a Eurodollar Pricing Option, then the balance of any such prepayment shall be applied to the portion of the Loans then subject to Eurodollar Pricing Options, in the chronological order of the respective maturities thereof, together with any payments required by Section 3.7."

     2.13. Amendment of Section 4.lA.3. Section 4.lA.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "4.lA.3. Voluntary Prepayments of Reserve Loan. In addition to the prepayment required by Section 4.lA.2, the Borrower may from time to time prepay all or any portion of the Reserve Loan, without penalty or premium of any type (except as provided in Section 3.7 with respect to the early termination of Eurodollar Pricing Options). "

     2.14. Amendment of SECTION 4.1A.4. Section 4.1A.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "4.1A.4. Reborrowing: Application of Payments. The amounts of the Reserve Loan prepaid pursuant to Section 4.1A.3 may be reborrowed from time to time prior to the Final Maturity Date in accordance with
         Section 2.1A. The amount of the Reserve Loan prepaid pursuant to
         Section 4.1A.1 may not be reborrowed. All payments of principal hereunder shall be made to the Bank and shall be applied first to the portion of the Loans not then subject to a Eurodollar Pricing Option, then the balance of any such prepayment shall be applied to the portion of the Loans then subject to Eurodollar Pricing Options, in the chronological order of the respective maturities thereof, together with any payments required by Section 3.7."

     2.15. Amendment to Section 8.9.3. Section 8.9.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "8.9.3. (i) Advances to employees, agents and consultants in the ordinary course of business, including, but not limited to, travel, payroll and other expenses incurred in the ordinary course of business and (ii) loans to employees not to exceed a principal amount of $1,000,000 in the aggregate at any one time outstanding."

     2.16. Amendment to Section 8.11. Section 8.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "8.11. Capital Expenditures. Neither the Borrower nor any of its Related Entities will make Capital Expenditures exceeding $2,000,000 in the aggregate in any fiscal year; provided, however, that the Borrower may make additional Capital Expenditures in respect of a new office building to be constructed on the property adjacent to the property that is subject to the Mortgage so long as such additional Capital Expenditures do not exceed $2,000,000 in the aggregate."

3. No Default. In order to induce the Bank to enter into this Amendment and to continue to extend credit to the Borrower under the Credit Agreement as amended hereby, each of the Obligors hereby represents and warrants that (a) no Default under the Credit Agreement now exists, except that the Borrower made certain advances to employees and Capital Expenditures which exceeded the dollar limits set forth in Sections 8.9.3 and 8.11 of the Credit Agreement, respectively, and (b) after giving effect to this Amendment no Default under the Amended Credit Agreement shall exist.

4. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Credit Agreement shall remain unmodified, and subject to the conditions contained in this Amendment, the Amended Credit Agreement is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws rules of any jurisdictions, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns pursuant to Section 12 of the Amended Credit Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       PEDIATRIX MEDICAL GROUP, INC.

                                       By /s/ Larry Mullen
                                         ------------------------
                                          Title:


                                       RELATED ENTITIES:

                                       PEDIATRIX MEDICAL GROUP, P.C.
                                          (California)


                                       By /s/ Larry Mullen
                                         ------------------------
                                          Title:

                                       PEDIATRIX MEDICAL GROUP, INC.
                                          (Florida)

                                       By /s/ Larry Mullen
                                         -----------------------
                                          Title:


                                       PEDIATRIX MEDICAL GROUP, P.C.
                                          (Illinois)

                                       By /s/ Cathy J. Lerman
                                         -----------------------
                                          Title:


                                       PEDIATRIX MEDICAL GROUP, P.A.
                                          (Kansas)


                                       By  /s/ Ed Ofero
                                         -----------------------
                                          Title:

                               PEDIATRIX MEDICAL GROUP, P.C.
                                    (Michigan)

                               By /s/ Larry Mullen
                                 ------------------------
                                 Title:

                               PEDIATRIX MEDICAL GROUP, P.A.
                                    (New Jersey)

                               By /s/ Larry Mullen
                                 ------------------------
                                 Title:


                               PEDIATRIX MEDICAL GROUP
                                 NEONATOLOGY AND PEDIATRIC
                                 INTENSIVE CARE SPECIALISTS
                                 OF NEW YORK, P.C.
                                    (New York)

                               By /s/  Willard Helmuth, M.D.
                                 ------------------------
                                 Title:

                               PEDIATRIX MEDICAL GROUP, P.C.
                                    (Pennsylvania)

                               By /s/  Brian D. Udell
                                 ------------------------
                                 Title:


                               PEDIATRIX MEDICAL GROUP, S.P.
                                    (Puerto Rico)


                               By /s/  Carlos Perez
                                 ------------------------
                                 Title:

                               PEDIATRIX MEDICAL GROUP, P.C.
                                    (Virginia)


                               By /s/ Larry Mullen
                                 ------------------------
                                 Title:

                               PEDIATRIX MEDICAL GROUP, P.C.
                                    (West Virginia)

                               By /s/ Larry Mullen
                                 ------------------------
                                 Title:

                               PEDIATRIX MEDICAL GROUP, P.A.
                                    (Texas)

                               By /s/ Steve Haskins
                                 ------------------------
                                 Title:


                               PEDIATRIX MEDICAL GROUP, P.A.
                                    (Ohio)

                               By /s/ Brian D. Udell
                                 ------------------------
                                 Title:

                               THE FIRST NATIONAL BANK OF BOSTON

                               By /s/ Gregory O'Brien
                                 ------------------------
                                 Director


                                      100 Federal Street
                                      Boston, Massachusetts 02110
                                      Attention:  Gregory G. O'Brien
                                      Mail Stop:  01-20-05
                                      Telecopy:  (617) 434-1279